                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mettler-Toledo International Inc.:


We consent to the use of our reports included and incorporated by reference therein and to the reference to our firm under the headings "Summary Financial Information," "Selected Historical Financial Information" and "Independent Auditors" in the prospectus.


KPMG Fides Peat

Zurich, Switzerland

January 6, 1999


                                        2